CRESTFUNDS, INC.
                             ARTICLES SUPPLEMENTARY


         CrestFunds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation by resolution adopted on February 8, 1996, adopted a resolution reclassifying shares of stock currently classified as set forth on Schedule A in the manner set forth on
Schedule B by setting  or  changing  before the  issuance  of such  shares,  the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as hereinafter set forth.

         SECOND:           The Corporation has authority to issue 20,000,000,000
shares of stock, par value $0.001 per share, aggregate par value $20,000,000.

         THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940. The increase or decrease in the aggregate number of shares of stock of any class has been increased or decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         FOURTH: All shares of the Corporation's stock, as so reclassified by the Board of Directors of the Corporation, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH,


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Paragraph  3, of the  charter  of the  Corporation  and shall be  subject to all provisions of the charter relating to stock of the Corporation generally.

         FIFTH: The shares of stock aforesaid have been duly reclassified by the Board of Directors pursuant to authority and power contained in the charter of the Corporation.

         SIXTH: The undersigned Chairman of the Board and President acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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



         IN WITNESS WHEREOF, these Articles Supplementary are executed on behalf of the Corporation by its Chairman of the Board and President and attested by its Secretary this 27th day of February, 1996.

ATTEST:                                     CRESTFUNDS, INC.

/s/ DAVID M. CARTER                         By:/s/ JESSE F. WILLIAMS, III (SEAL)
Secretary                                   Chairman of the Board and President



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



                                   SCHEDULE A


                                        TRUST CLASS    INVESTORS CLASS A   INVESTORS CLASS B

Cash Reserve Fund Common Stock          4,000,000,000    250,000,000           250,000,000

U.S. Treasury Money Fund
Common Stock                            3,750,000,000    250,000,000                    --

Tax Free Money Fund Common
Stock                                     900,000,000    100,000,000                    --

Limited Term Bond Fund Common
Stock (formerly known as "Short/
Intermediate Bond Fund")                1,400,000,000    100,000,000                    --

Intermediate Bond Fund Common
Stock (formerly known as "Bond
Fund Common Stock")                     1,400,000,000    100,000,000                    --

Government Bond Fund Common
Stock                                     750,000,000             --           250,000,000

Municipal Bond Fund Common Stock          900,000,000    100,000,000                    --

Virginia Intermediate Municipal
Bond Fund Common Stock (formerly
known as "Virginia Municipal
Bond Fund Common Stock")                  750,000,000    250,000,000                    --

Virginia Municipal Bond Fund
Common Stock                              750,000,000             --           250,000,000

Value Fund Common Stock                 1,000,000,000    250,000,000           250,000,000

Capital Appreciation Fund Common Stock    750,000,000    250,000,000                    --

Special Equity Fund Common Stock          750,000,000    125,000,000           125,000,000



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


                                   SCHEDULE B


                                           TRUST CLASS     INVESTORS CLASS A    INVESTORS CLASS B
Cash Reserve Fund Common Stock            4,000,000,000     250,000,000            250,000,000

U.S. Treasury Money Fund
Common Stock                              3,750,000,000     250,000,000                     --

Tax Free Money Fund Common
Stock                                       900,000,000     100,000,000                     --

Limited Term Bond Fund Common
Stock (formerly known as "Short/
Intermediate Bond Fund")                  1,400,000,000     100,000,000                     --

Intermediate Bond Fund Common
Stock (formerly known as "Bond
Fund Common Stock")                       1,400,000,000      100,000,000                    --

Government Bond Fund Common
Stock                                       750,000,000      125,000,000           125,000,000

Maryland Municipal Bond Fund Common Stock
(formerly known as "Municipal Bond
Fund Common Stock")                         900,000,000       50,000,000            50,000,000


Virginia Intermediate Municipal
Bond Fund Common Stock (formerly
known as "Virginia Municipal
Bond Fund Common Stock")                    750,000,000      250,000,000                    --

Virginia Municipal Bond Fund
Common Stock                                750,000,000      125,000,000           125,000,000

Value Fund Common Stock                   1,000,000,000      250,000,000           250,000,000

Capital Appreciation Fund Common Stock      750,000,000      250,000,000                    --

Special Equity Fund Common Stock            750,000,000      125,000,000           125,000,000


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